UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2009
Oclaro, Inc.
(Exact name of registrant as specified in its charter)
000-30684
(Commission File Number)

Delaware	20-1303994
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
2584 Junction Avenue
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     As previously disclosed in the joint proxy statement/prospectus of Avanex Corporation (“Avanex”) and Bookham, Inc. (“Bookham”) filed with the Securities and Exchange Commission on March 26, 2009 by Bookham (the “Joint Proxy Statement/Prospectus”) relating to the contemplated merger of Avanex and Bookham, on February 3, 2009, a purported class action complaint was filed against Avanex and its directors, Bookham, and Ultraviolet Acquisition Sub, Inc. in the Superior Court of California in and for the County of Alameda by two individuals who purported to be stockholders of Avanex (the “Action”). Plaintiffs have recently stipulated to dismiss their individual claims with prejudice and the parties agreed that the Court could award Plaintiff’s counsel up to $20,000 in fees and costs. In addition, on August 17, 2009, the Superior Court entered the stipulation as an Order of the Court and, as stipulated by the parties, ordered Oclaro, Inc. to pay plaintiffs’ attorneys’ fees in the amount of $20,000.
     Plaintiffs had purported to bring the Action on behalf of a class of all stockholders of Avanex. As amended, plaintiffs’ complaint alleged that the Avanex directors breached their fiduciary duties by failing to maximize stockholder value in connection with the contemplated merger of Avanex and Bookham, and that a preliminary version of the Joint Proxy Statement/Prospectus filed on February 26, 2009 failed to provide stockholders with material information or contained materially misleading information thereby rendering the stockholders unable to cast an informed vote on the proposed merger. The complaint also alleged that Avanex, Bookham, and Ultraviolet Acquisition Sub aided and abetted the Avanex directors’ alleged breach of fiduciary duties. Plaintiffs sought to permanently enjoin the merger with Bookham and sought monetary damages in an unspecified amount attributable to the alleged breach of duties, and legal fees and expenses.
     On its Current Report on Form 8-K filed April 9, 2009, Avanex reported that on April 8, it and the other named defendants entered into a memorandum of understanding with plaintiffs’ counsel regarding the proposed settlement of the Action. In connection with the proposed settlement, Avanex made certain additional disclosures to its stockholders.
     Pursuant to the memorandum of understanding, the parties entered into a stipulation of settlement which provisionally certified the action as a class action. The stipulation provided that members of the class would furnish defendants with a release, and plaintiffs’ counsel would seek an award of attorneys’ fees and expenses in the amount of up to $230,000 as part of the settlement, which would be paid by Avanex (or its successor(s)-in-interest).
     The Superior Court denied the motion to preliminarily approve the proposed settlement. The individual plaintiffs thereafter stipulated to dismiss their individual claims with prejudice, and the parties agreed that the Court could award plaintiffs’ counsel up to $20,000 in fees and costs. The stipulation further provided that the other purported class members would receive notice of this settlement pursuant to this Current Report on Form 8-K, and that they would reserve their rights with regard to defendants.
     On August 17, 2009, the Superior Court entered the stipulation as an Order of the Court, dismissing the plaintiffs’ individual claims with prejudice, and ordered Oclaro, Inc. to pay plaintiffs’ attorneys’ fees in the amount of $20,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009	OCLARO, INC.
/s/ Jerry Turin
Jerry Turin
Chief Financial Officer